Exhibit 10.2

MASTER AGREEMENT

AND PLAN OF REORGANIZATION

AMONG

SYNNEX Corporation,

SYNNEX K.K.,

AND

MCJ Co., Ltd.

Dated as of

March 29, 2005

MASTER AGREEMENT AND PLAN OF REORGANIZATION

This MASTER AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered into this 29th day of March, 2005, by and between SYNNEX Corporation (“SYNNEX”), a corporation organized and existing under the laws of the State of Delaware, U.S.A. having its registered office at 44201 Nobel Drive, Fremont, CA, 94538, U.S.A., SYNNEX K.K. (“SYNNEX JAPAN”), a corporation organized and existing under the laws of Japan having its registered office at 2-5, Ueno 3-chome, Taito-ku, Tokyo 110-0005, Japan, and MCJ, Co. Ltd. (“MCJ”), a corporation organized and existing under the laws of Japan having its registered office at 1-14-11 Sugito, Sugito-cho, Kitakatsushika-gun, Saitama-ken 345-0036, Japan;

WITNESSETH:

WHEREAS, SYNNEX desires to exchange with MCJ and MCJ is willing to acquire from SYNNEX 4,236,000 shares of SYNNEX JAPAN held by SYNNEX (“Target Shares”), representing approximately 80.38% of total issued common stock of SYNNEX JAPAN (“Target Shares Transaction”),

WHEREAS, MCJ has agreed to issue to SYNNEX 8,603 new shares of common stock of MCJ (“Acquisition Consideration Shares”), in exchange for the Target Shares constituting approximately 6.82% of the issued and outstanding capital stock of MCJ on a fully diluted basis (“Acquisition Consideration Shares Transaction”),

WHEREAS, the Parties intend that the stock for stock exchange described in this Agreement be a tax-free reorganization described in §368(a)(1)(B) of the Code (defined below), and the parties intend that this Agreement constitute a plan of reorganization as defined in §368(b) of the Internal Revenue Code and the Treasury regulations promulgated thereunder (the “Code”); and

NOW, THEREFORE, in consideration of the premises made herein, the parties agree as follows:

ARTICLE 1

EXCHANGE OF THE TRANSFER SHARES

1.1	Target Shares. Upon the terms and subject to the conditions of this Agreement, SYNNEX shall exchange and MCJ shall acquire the Target Shares for an amount of shares of MCJ voting capital stock which is valued on the Target Shares Transaction Date in an aggregate equal to 2,408,840,000 yen.

1.2	Target Shares Transaction Date. The closing will take place at the office of MCJ at 10:00A.M. local time on April 19, 2005 (“Target Shares Transaction Date”). On the Target Shares Transaction Date, SYNNEX will deliver to MCJ the share certificates indicating and representing the Target Shares.

ARTICLE 2

ISSUE OF AND SUBSCRIPTION FOR ACQUISITION CONSIDERATION SHARES

2.1	Acquisition Consideration Shares Issuance Date. Upon the terms and subject to the conditions of this Agreement, including the effectiveness of the registration relating to the issue of the Acquisition Consideration Shares made under the Securities and Exchange Law of Japan (“Securities and Exchange Law”), MCJ shall issue the Acquisition Consideration Shares to SYNNEX on April 22, 2005 (“Acquisition Consideration Shares Issuance Date”).

2.2	Acquisition Consideration Shares Certificates. After MCJ’s receipt of the Target Shares by MCJ or MCJ’s agent, MCJ will transfer to SYNNEX the certificates representing the Acquisition Consideration Shares, free and clear of all Liens, at such time as SYNNEX and MCJ will mutually agree.

ARTICLE 3

REPRESENTATIONS AND WARANTTIES OF SYNNEX AND SYNNEX JAPAN

SYNNEX and SYNNEX JAPAN severally and jointly represent and warrant to MCJ as at the date of execution of this Agreement as follows:

3.1	Organisation. SYNNEX JAPAN is a corporation duly organised and validly existing under the laws of Japan and has all requisite legal and corporate power and authority to carry on its business as now conducted.

3.2	Authorisation. SYNNEX JAPAN has all requisite legal and corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate and other actions on the part of SYNNEX JAPAN necessary for the execution and delivery of this Agreement and the performance of all of its obligations hereunder have been taken in accordance with the provisions of this Agreement.

3.3	Validity of this Agreement. This Agreement constitutes a valid and legally binding obligation of SYNNEX and SYNNEX JAPAN, enforceable against them in accordance with its terms, except (a)as limited by applicable bankruptcy, insolvency, reorganisation and other laws of general application affecting enforcement of creditors’ rights generally and (b)as limited by laws relating to the availability of specific performance.

3.4	Capitalisation.

(a)	As at the date of execution of this Agreement, the authorized share capital of SYNNEX JAPAN consists of 21,080,000 shares of the common stock, of which 5,270,000 shares are currently in issue.

(b)	SYNNEX JAPAN has issued no bonds, notes or other securities convertible into, exchangeable for, or otherwise linked with, shares of the common stock of SYNNEX JAPAN, nor has it granted any option or right to purchase, subscribe for or otherwise acquire shares of the common stock of SYNNEX JAPAN, except as previously disclosed to MCJ.

3.5	Complaints and Claims. SYNNEX JAPAN has received no material adverse complaint from any customer concerning the products and/or services sold by it, nor has it received any other material adverse complaint or claim, which would reasonably be expected to materially and adversely affect its financial condition, results of operations or business.

3.6	Litigation. There is no legal action, proceeding or investigation pending or, to the best of SYNNEX’s and SYNNEX JAPAN’s knowledge, currently threatened against SYNNEX JAPAN, nor is there any order, injunction, judgment or decree of any court or government agency or instrumentality to which SYNNEX JAPAN is a party or subject, in each case, that questions the validity of this Agreement or the right of SYNNEX JAPAN to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the properties or assets, condition or affairs of SYNNEX JAPAN, financially or otherwise, or any material change in the current equity ownership of SYNNEX JAPAN.

3.7	Permits. SYNNEX JAPAN has all franchises, permits, licences and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would materially and adversely affect the business, properties, assets, prospects or financial condition of SYNNEX JAPAN, and is not in default in any respect under any of such franchises, permits, licences or other similar authority.

3.8	Financial Statements.

(a)	The audited annual financial statements of SYNNEX JAPAN for the fiscal year ended on November 30, 2004 (“Financial Statements”) have been prepared in accordance with generally accepted accounting principles in Japan, and fairly present the financial condition and operating results of SYNNEX JAPAN as at the dates, and for the periods, indicated therein.

(b)	SYNNEX JAPAN is not a major guarantor or indemnitor of any indebtedness of any other person, firm or corporation. SYNNEX JAPAN maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles in Japan.

3.9	Changes. Since November 30, 2004, there has not been:

(a)	any material change in the properties, assets, liabilities, financial condition or operating results of SYNNEX JAPAN as reflected in the Financial Statements, except changes in the ordinary course of business;

(b)	any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets, financial condition, operating results or business of SYNNEX JAPAN;

(c)	any waiver by SYNNEX JAPAN of a valuable right or of a material debt owed to it;

(d)	any satisfaction or discharge of any mortgage, pledge, lien, claim or encumbrance or payment of any obligation by SYNNEX JAPAN, except in the ordinary course of business and that is not material to the properties, assets, financial condition, operating results or business of SYNNEX JAPAN;

(e)	any material change or amendment to a material contract or arrangement by which SYNNEX JAPAN or any of its assets or properties is bound or subject;

(f)	any material change in any compensation arrangement or agreement with any employee;

(g)	any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets except in the ordinary course of business;

(h)	any resignation or termination of employment of any key officer or key employee of SYNNEX JAPAN, and SYNNEX JAPAN does not know of the impending resignation or termination of employment of any such key officer or key employee;

(i)	receipt of notice that there has been a loss of, or material order cancellation by, any major customer of SYNNEX JAPAN;

(j)	any mortgage, pledge, transfer of a security interest in, or lien, created by SYNNEX JAPAN, with respect to any of its material properties or assets, except as disclosed in the Financial Statements or created in the ordinary course of business;

(k)	any declaration, setting aside or payment or other distribution in respect of any of SYNNEX JAPAN’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by SYNNEX JAPAN;

(l)	to SYNNEX’s and SYNNEX JAPAN’ knowledge, any other event or condition of any character that would reasonably be expected to materially and adversely affect the properties, assets, financial condition, operating results or business of SYNNEX JAPAN; or

(m)	any agreement or commitment by SYNNEX or SYNNEX JAPAN to do any of the things described in this Section 3.9.

3.10

Tax Returns. SYNNEX JAPAN has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. SYNNEX JAPAN has paid all taxes and other assessments due. Within the past three (3) years, SYNNEX JAPAN has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. SYNNEX JAPAN has withheld or collected from each payment made to each of its employees the amount of all taxes required to be withheld or collected therefrom, and has paid the same to the proper tax office.

3.11	Insurance. SYNNEX JAPAN has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its properties that might be damaged or destroyed.

3.12	Outstanding Debt. SYNNEX JAPAN has no outstanding indebtedness for borrowed money, and is not a guarantor or otherwise contingently liable for any such indebtedness, except as set out in the Financial Statements. There exists no material default under the provisions of any instrument evidencing any such indebtedness or of any agreement relating thereto.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF MCJ

MCJ represents and warrants to SYNNEX as at the date of execution of this Agreement as follows:

4.1	Organisation. MCJ is a corporation duly organised and validly existing under the laws of Japan.

4.2	Authorisation. MCJ has all requisite legal and corporate power to execute and deliver this Agreement and to perform its obligations hereunder, and all corporate and other actions, including governmental approvals, authorisations and filings, on the part of MCJ necessary for the execution, delivery and performance of this Agreement have been taken. MCJ is financially capable of performing its obligations hereunder.

4.3	Validity of this Agreement. This Agreement constitutes a valid and legally binding obligation of MCJ, enforceable against it in accordance with its terms, except (a)as limited by applicable bankruptcy, insolvency, reorganisation and other laws of general application affecting enforcement of creditors’ rights generally, and (b)as limited by laws relating to the availability of specific performance.

4.4	Capitalisation.

(a)	As at the date of execution of this Agreement, the authorized share capital of MCJ consists of 422,160 shares of the common stock, of which 117,540 shares are currently in issue.

(b)	MCJ has issued no bonds, notes or other securities convertible into, exchangeable for, or otherwise linked with, shares of the common stock of MCJ, nor has it granted any option or right to purchase, subscribe for or otherwise acquire shares of the common stock of MCJ, except as previously disclosed to SYNNEX JAPAN.

4.5	Complaints and Claims. MCJ has received no material adverse complaint from any customer concerning the products and/or services sold by it, nor has it received any other material adverse complaint or claim, which may adversely affect its financial condition, results of operations or business.

4.6	Litigation. There is no legal action, proceeding or investigation pending or, to MCJ’s knowledge, currently threatened against MCJ, nor is there any order, injunction, judgment or decree of any court or government agency or instrumentality to which MCJ is a party or subject, in each case, that questions the validity of this Agreement or the right of MCJ to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the properties or assets, condition or affairs of MCJ, financially or otherwise, or any material change in the current equity ownership of MCJ.

4.7	Permits. MCJ has all franchises, permits, licences and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could reasonably be expected to materially and adversely affect the business, properties, assets, prospects or financial condition of MCJ, and is not in default in any respect under any of such franchises, permits, licences or other similar authority.

4.8	Financial Statements. (a) The audited annual financial statements of MCJ for the fiscal year ended on March 31, 2004 and the interim financial statements for the fiscal period ended on September 30, 2004 (collectively, “MCJ Financial Statements”) have been prepared in accordance with generally accepted accounting principles in Japan, and fairly present the financial condition and operating results of MCJ as at the dates, and for the periods, indicated therein.

(b)	MCJ is not a major guarantor or indemnitor of any indebtedness of any other person, firm or corporation. MCJ maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles in Japan.

4.9	Changes. Since September 30, 2004, there has not been:

(a)	any material change in the properties, assets, liabilities, financial condition or operating results of MCJ as reflected in the MCJ Financial Statements, except changes in the ordinary course of business;

(b)	any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets, financial condition, operating results or business of MCJ;

(c)	any waiver by MCJ of a valuable right or of a material debt owed to it;

(d)	any satisfaction or discharge of any mortgage, pledge, lien, claim or encumbrance or payment of any obligation by MCJ, except in the ordinary course of business and that is not material to the properties, assets, financial condition, operating results or business of MCJ;

(e)	any material change or amendment to a material contract or arrangement by which MCJ or any of its assets or properties is bound or subject;

(f)	any material change in any compensation arrangement or agreement with any employee;

(g)	any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets except in the ordinary course of business;

(h)	any resignation or termination of employment of any key officer or key employee of MCJ, and MCJ does not know of the impending resignation or termination of employment of any such key officer or key employee;

(i)	receipt of notice that there has been a loss of, or material order cancellation by, any major customer of MCJ;

(j)	any mortgage, pledge, transfer of a security interest in, or lien, created by MCJ, with respect to any of its material properties or assets, except as disclosed in the Financial Statements or created in the ordinary course of business;

(k)	any declaration, setting aside or payment or other distribution in respect of any of MCJ’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by MCJ;

(l)	to MCJ’s knowledge, any other event or condition of any character that would reasonably be expected to materially and adversely affect the properties, assets, financial condition, operating results or business of MCJ; or

(m)	any agreement or commitment by MCJ to do any of the things described in this Section 4.9.

4.10	Tax Returns. MCJ has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. MCJ has paid all taxes and other assessments due. Within the past three (3) years, MCJ has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. MCJ has withheld or collected from each payment made to each of its employees the amount of all taxes required to be withheld or collected therefrom, and has paid the same to the proper tax office.

4.11	Insurance. MCJ has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its properties that might be damaged or destroyed.

4.12	Outstanding Debt. MCJ has no outstanding indebtedness for borrowed money, and is not a guarantor or otherwise contingently liable for any such indebtedness, except as set out in the MCJ Financial Statements. There exists no material default under the provisions of any instrument evidencing any such indebtedness or of any agreement relating thereto.

ARTICLE 5

TAX REPRESENTATIONS

5.1	Tax Free Plan of Reorganization. The parties hereby adopt this Agreement as a plan of reorganization and to consummate the transactions contemplated by this Agreement in which the Target Shares are acquired by MCJ solely in exchange for voting stock of MCJ as a reorganization described in §368(a)(1)(B) of the Code. The parties also hereby agree that they shall not take a position on any tax returns or any action inconsistent with this Section 5.1.

5.2	Tax Representations and Warranties of SYNNEX and SYNNEX JAPAN Pertaining to §368. SYYNEX JAPAN hereby represents and warrants to MCJ that each of the following representations and statements in Section 5.2 are true and correct as of the Target Shares Transaction Date, and thereafter as relevant.

(a)	The fair market value of the MCJ stock received by SYYNEX will be approximately equal to the fair market value of the Target Shares surrendered in the exchange.

(b)	SYNNEX JAPAN has no plan or intention to issue additional shares of its stock that would result in MCJ losing control of SYNNEX JAPAN within the meaning of §368(c)(1) of the Code.

(c)	SYNNEX JAPAN and SYNNEX will pay their respective expenses, if any, incurred in connection with the transactions contemplated by this Agreement, and no part of such SYNNEX JAPAN or SYNNEX expenses shall be paid by MCJ.

(d)	At the date of the Target Shares Transaction, SYNNEX JAPAN will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in SYNNEX JAPAN that, if exercised or converted, would effect MCJ’s acquisition or retention of control of SYNNEX JAPAN, as defined in §368(c)(1) of the Code.

(e)	SYNNEX JAPAN is not an investment company as defined in §§368(a)(2)(f)(iii) and (iv) of the Code.

(f)	There will be no dissenting shareholders of SYNNEX JAPAN to the transactions contemplated in this Agreement.

(g)	On the Target Shares Transaction Date, the fair market value of the assets of SYNNEX JAPAN will exceed the sum of its liabilities plus the liabilities, if any, to which the assets of SYNNEX JAPAN are subject.

(h)	SYNNEX JAPAN shall not redeem any of its stock for cash or other property to be furnished by MCJ or any affiliate of MCJ. Further, no liabilities of SYNNEX JAPAN or SYNNEX will be assumed by MCJ or any affiliate of MCJ, nor will any of the SYNNEX JAPAN stock to be transferred be subject to any liabilities.

5.3	Tax Representations and Warranties of MCJ Pertaining to §368. MCJ hereby represents and warrants to SYNNEX JAPAN and SYNNEX that each of the following representations and statements in this Section 5.3 are true and correct as of the date of the Target Shares Transaction, and thereafter, as relevant.

(a)	MCJ has no plan or intention to liquidate SYNNEX JAPAN; to merge SYNNEX JAPAN into another corporation; to cause SYNNEX JAPAN to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business; or to sell or otherwise dispose of any of the SYNNEX JAPAN stock acquired in the transaction, except for transfers described in and permitted by §368(a)(2)(C) of the Code and the Treasury regulations promulgated thereunder.

(b)	MCJ has no plan or intention to acquire any of its stock issued in the transaction to SYNNEX.

(c)	MCJ will pay its own expenses, if any, incurred in connection with the transactions contemplated by this Agreement.

(d)	MCJ will acquire SYNNEX JAPAN stock solely in exchange for MCJ voting common stock. SYNNEX JAPAN shall not redeem any of its stock for cash or other property furnished by MCJ or any affiliate of MCJ. Further, no liabilities of SYNNEX JAPAN or the SYNNEX will be assumed by MCJ or any affiliate of MCJ, nor will any of the SYNNEX JAPAN stock to be acquired be subject to any liabilities.

(e)	MCJ does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any stock of SYNNEX JAPAN.

(f)	Following the transaction, SYNNEX JAPAN will continue its historic business or use a significant portion of its historic business assets in any business.

(g)	Following the transactions contemplated in this Agreement, MCJ will own stock of SYNNEX JAPAN which constitutes control of SYNNEX JAPAN within the meaning of §368(c) of the Code.

(h)	MCJ has been engaged in an active trade or business outside the United States for the entire 36-month period ending on the Target Shares Transaction Date. MCJ has no intention to substantially dispose of or discontinue such trade or business activities. On the Target Shares Transaction Date, the fair market value of MCJ will be at least equal to the fair market value of SYNNEX JAPAN, and on such date fifty percent (50%) or less of both the total voting power and the total value of the stock of MCJ will be received by SYNNEX as a result of the transactions contemplated in this Agreement. Because SYNNEX may own five percent (5%) or more of either the total voting power or the total value of the stock of MCJ on the Targtet Shares Transaction Date, MCJ will notify SYNNEX before MCJ consummates any transaction to dispose of the stock of SYNNEX JAPAN during the five (5) year period beginning on the Target Shares Transaction Date.

ARTICLE 6

COVENANTS

6.1	Continuous Equity Ownership by SYNNEX.

(a)	Lock-Up of Acquisition Consideration Shares. During the period from the Acquisition Consideration Shares Transaction Date to the first anniversary date thereof, SYNNEX shall not sell, transfer or otherwise dispose any of the Acquisition Consideration Shares subscribed as defined in Article 2 of this Agreement. This provision shall terminate upon the earliest of the following to occur: (1) expiration of such first anniversary date, (2) merger of or sale of substantially all the assets of MCJ, or (3) bankruptcy, insolvency, reorganization, liquidation, dissolution, or change in ownership or control of MCJ or SYNNEX JAPAN. Upon such termination, SYNNEX may sell, transfer or otherwise dispose any Acquisition Consideration Shares without restriction.

ARTICLE 7

CONDITIONS PRECEDENT

7.1	The obligation of SYNNEX to consummate the transactions under this Agreement is subject to the fulfilment of each of the following conditions, any of which may be waived by SYNNEX:

(a)	Representations and Warranties. The representations and warranties of MCJ contained in Article 4 shall be true and correct on the Acquisition Consideration Shares Issuance Date with the same effect as though such representations and warranties had been made on the Acquisition Consideration Shares Issuance Date.

(b)	Registration. The registration relating to the issue of the Acquisition Consideration Shares made under the Securities and Exchange Law shall be effective on the Acquisition Consideration Issuance Date.

(c)	No Adverse Change. During the period from the date hereof to the Acquisition Consideration Shares Issuance Date, there shall have been no material adverse change in the properties, assets, financial condition, operating results, business or prospects of MCJ.

7.2	The obligation of MCJ to consummate the transactions under this Agreement is subject to the fulfilment of each of the following conditions, any of which may be waived by MCJ:

(a)	Representations and Warranties. The representations and warranties of SYNNEX and SYNNEX JAPAN contained in Article 3 shall be true and correct on the Target Shares Transaction Date with the same effect as though such representations and warranties had been made on the Target Shares Transaction Date.

(b)	Registration. The registration relating to the issue of the Acquisition Consideration Shares made under the Securities and Exchange Law shall be effective on the Target Shares Transaction Date.

(c)	No Adverse Change. During the period from the date hereof to the Target Shares Transaction Date, there shall have been no material adverse change in the properties, assets, financial condition, operating results, business or prospects of SYNNEX JAPAN.

7.3	This Agreement may be terminated in accordance with the following provisions of this Section 7.3:

(a)	Termination by SYNNEX. If any of the conditions set out in Section 7.1 has not been satisfied and has not been waived by SYNNEX, prior to June 30, 2005, SYNNEX shall have the right to terminate this Agreement by giving written notice to MCJ.

(b)	Termination by MCJ. If any of the conditions set out in Section 7.2 has not been satisfied and has not been waived by MCJ prior to June 30, 2005, MCJ shall have the right to terminate this Agreement by giving written notice to SYNNEX.

7.4	Upon termination of this Agreement pursuant to Section 7.3, each party hereto shall be released from its obligations hereunder; provided, however, that such termination shall not affect (i) any party’s liability for its antecedent breach of this Agreement and (ii) the transactions (if any) which shall have been consummated hereunder.

ARTICLE 8

MISCELLANEOUS

8.1	Confidentiality and Joint Announcement.

(a)	The terms and conditions of this Agreement, and all discussions and documents involved in the negotiation, or provided in accordance with, of this Agreement, are and shall remain confidential, unless disclosure thereof is necessary under any applicable laws or regulations or any applicable rules of Tokyo Stock Exchanges, the New York Stock Exchange, the U.S. Securities and Exchange Commission or the JSDA, or in connection with the maintenance of the registration of the common stock with Tokyo Stock Exchanges as Mother’s stock, the issue of the Acquisition Consideration Shares, or any future offering of the common stock or any other securities by MCJ. The confidentiality provisions of this paragraph shall survive for a period of two years after the termination of this Agreement.

(b)	Notwithstanding the provisions of paragraph (a) above, it is understood by the parties hereto that, upon execution of this Agreement, MCJ, SYNNEX and SYNNEX JAPAN will jointly make a public announcement in respect of the execution of this Agreement and the transactions contemplated hereby.

8.2	Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by facsimile or by courier (air-courier if sent abroad) or upon deposit with any post office, by registered mail (registered air-mail if sent abroad) addressed to the party to be notified at the address set out below, or at such other address as such party may designate by 10 days’ advance written notice to the other parties.

(a)	Notice to SYNNEX:

Attention: Mr. Dennis Polk, Chief Financial Officer

Fax No: (510) 668-3707

(b)	Notice to SYNNEX JAPAN:

Attention: Mr. Akio Sekido, President and Representative Director

Fax No:

(c)	Notice to MCJ:

Attention: Mr. Kaoru Uesawa, Director, Management Planning Group

Fax No: +81-3-3801-3803

8.3	Expenses. Regardless of whether or not the transactions contemplated by this Agreement are consummated, each party shall bear its own fees, expenses and taxes incurred in connection with such transactions.

8.4	Survival of Warranties. The representations, warranties and covenants of the parties hereto contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of one year, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the respective parties. Any party hereto which has breached any of its representations, warranties or covenants contained or made pursuant to this Agreement shall indemnify and hold harmless any other party hereto from any and all damages, losses, liabilities, costs and expenses (including reasonable amounts of legal fees) (“Damages”) suffered or incurred by such other party as a result of, or in connection with, such breach, provided, however, that in no event shall a party’s liability exceed 240,877,497 yen in the aggregate for any such breaches of representations, warranties or covenants, and provided, further, however, that no party shall have liability until the amount of such damages, losses, liabilities, costs and expenses shall exceed (and only to the extent of such excess) 25,947,500 yen.

8.5	Resolution of Claims. As used herein, “Claim” means a claim for indemnification under Section 8.4 of this Agreement. A party making a Claim shall give written notice of a Claim executed by an officer of such party (a “Notice of Claim”). A Notice of Claim shall be delivered within 10 days after such party becomes aware of the existence of any potential Claim for indemnity.

Each Notice of Claim shall contain the following information:

(a)	that the party has incurred or paid, Damages described in Section 8.4 as applicable, in an aggregate stated amount arising from such Claim; and

(b)	a description, in reasonable detail, of the facts, circumstances or events giving rise to the alleged Damages, including the date each such item was incurred or paid, and the specific nature of the breach to which such item is related.

8.6	Any Notice of Claim will be resolved as follows:

(i) Uncontested Claims. If, within 30 days after a Notice of Claim is received, the receiving party does not contest such Notice of Claim in writing to the other party, the receiving party will be conclusively deemed to have consented to the recovery of the full amount specified in the Notice of Claim.

(ii) Contested Claims. If the receiving party gives the other party written notice contesting all or any portion of a Notice of Claim (a “Contested Claim”) within the 30-day period, then such Contested Claim will be resolved by either: (i) a written settlement agreement executed by the parties; or (ii) in the absence of such a written settlement agreement, by arbitration as set forth in Section 8.13.

8.7	Amendments and Waivers. This Agreement may not be amended or supplemented except by written agreement executed by the parties hereto. Any waiver of any provision, right or remedy under this Agreement on any one or more occasions shall not constitute a waiver of the same or any other provision, right or remedy under this Agreement on any other occasion.

8.8	Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.9	Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set out herein.

8.10	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.11	Effective Date. This Agreement shall become effective on the date of execution of this Agreement.

8.12	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Japan.

8.13	Arbitration. Any dispute arising between any parties hereto in connection with this Agreement, the construction of any provision of this Agreement or the rights, obligations or liabilities of any party hereunder shall be finally settled by arbitration pursuant to the rules of the Japan Commercial Arbitration Association by one or more arbitrators appointed in accordance with the said rules. Arbitration shall be held in the Japanese language in Tokyo.

8.14	Controlling Version. The English language version of this Agreement shall be the official and binding agreement between the parties hereto. Should this Agreement be translated into any other language, the English version shall control and govern.

8.15	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as at the date first above written.

SYNNEX CORPORATION

/S/ ROBERT T. HUANG
Robert T. Huang
President and Chief Executive Officer

SYNNEX K.K.

/S/ AKIO SEKIDO
Akio Sekido
President and Representative Director

MCJ Co., Ltd.

/S/ YUJI TAKASHIMA
Yuji Takashima
President and Chief Executive Officer